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                                                                      EXHIBIT 5

                    CITY NATIONAL CORPORATION
                     400 North Roxbury Drive
                 Beverly Hills, California 90210



Richard H. Sheehan, Jr.
Senior Vice President
   and General Counsel



                        November 12, 1996


City National Corporation
400 North Roxbury Drive
Beverly Hills, California 90210


To the Board of Directors:

          I have acted as counsel to City National Corporation, a Delaware corporation ("CNC"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration
Statement") filed by CNC with the Securities and Exchange
Commission (the "SEC").

          The Registration Statement relates to the issuance of up to 1,743,787 shares (the "Shares") of CNC's common stock, no par value (the "Common Stock"), as a portion of the consideration for the merger of Ventura County National Bancorp, a California corporation ("Ventura"), with and into CNC (the "Merger") pursuant to that certain Agreement and Plan of Merger, dated as of September 15, 1996, by and between CNC and Ventura (the "Merger Agreement").

          I have examined and am familiar with originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate in connection with this opinion, including, without limitation, (1) the Registration Statement, (2) the Merger Agreement, (3) the Shareholders' Agreement, dated as of September 15, 1996, by and among CNC and certain shareholders of Ventura, (4) the Stock Option Agreement, dated as of September 15, 1996, by and between CNC and Ventura, (5) the Restated Certificate of Incorporation of CNC,(6) the Bylaws of CNC, and (7) resolutions adopted to the date hereof by the Board of Directors of CNC.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photocopied, and the authenticity of

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the originals of such latter documents.  As to any facts material to the opinions expressed herein, other than those assumed, I have relied, without independent verification, upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers and other representatives of CNC and others, including, without limitation, public officials.

          I am a member of the Bar of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the laws of the United States. I do not express any opinion as to the laws of any other jurisdiction or as to any other laws of the State of Delaware.

          I have assumed the due authorization, execution, and delivery by or on behalf of each of the parties thereto of the securities and documents referred to above, other than CNC, and that (a) the Merger will occur and be conducted in accordance with the terms, conditions, covenants and other provisions of the Merger Agreement as described in the Registration Statement,
(b) all applicable provisions of the Securities Act of 1993, as amended, and such state "blue sky" or other securities laws as may be applicable have been or shall duly be complied with; and
(c) the Registration Statement, as finally amended, shall become effective under the Securities Act.

          Based upon the foregoing, I am of the opinion that the Shares, when issued to the shareholders of Ventura in accordance with the provisions of the Merger Agreement, will be legally issued, fully paid, and nonassessable shares of the Common Stock of CNC.

          I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.


                              Very truly yours,

                              /s/ RICHARD H. SHEEHAN, JR.

                              Richard H. Sheehan, Jr.